UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

Delmar Bancorp

(Exact name of registrant as specified in its charter)

Maryland	033-21202	52-1559535
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (410) 548-1100

Securities Registered under Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DBCP	OTC Markets

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.            Entry into a Material Definitive Agreement.

On August 28, 2019, Delmar Bancorp (“Delmar”) entered into an amendment to its Agreement and Plan of Share Exchange (as previously amended, the “Agreement”), dated as of December 13, 2018, between Delmar and Virginia Partners Bank (“Partners”) to extend the date after which either party may terminate the Agreement from September 30, 2019 to November 30, 2019. A copy of the Amendment is included as Exhibit 2.1 attached to this report.

Item 8.01.            Other Events

On August 14, 2019, Delmar and Partners issued a joint press release announcing that Partners had obtained shareholder approval of the Agreement at its special meeting of shareholders held on August 12, 2019.  A copy of the press release is included as Exhibit 99.1 attached to this report.

On August 30, 2019, Delmar and Partners issued a joint press release announcing that Delmar and Partners had entered into the Amendment.  A copy of the press release is included as Exhibit 99.2 attached to this report.

Item 9.01             Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
2.1	Second Amendment to Agreement and Plan of Share Exchange
99.1	Press Release dated August 14, 2019
99.2	Press Release dated August 30, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR BANCORP

By:	/s/ John W. Breda
John W. Breda, President &Chief Executive Officer

Dated: August 30, 2019